Exhibit 99.1

EVERTEC REPORTS SECOND-QUARTER 2014 RESULTS

SAN JUAN, PUERTO RICO – August 6, 2014 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the second quarter ended June 30, 2014.

Second-Quarter 2014 Highlights

•	Total revenue increased to $91.1 million; Merchant Acquiring and Payment Processing segments revenue each increased 9%.

•	Adjusted EBITDA increased 5% to $45.5 million.

•	Adjusted Net Income increased 11% to $32.2 million and Adjusted Net Income per diluted share increased 17% to $0.41.

Peter Harrington, EVERTEC’s President and Chief Executive Officer, commented on the results: “We delivered solid second quarter results highlighted by the combination of 9% growth in our payments businesses, 50% adjusted EBITDA margin, and 17% EPS growth. Looking forward, we will continue to capitalize on the strong secular growth in the Latin American payments markets by executing our strategy and winning market share.”

Second-Quarter 2014 Results

Revenue. Total revenue for the quarter ended June 30, 2014 was $91.1 million, an increase of 2% compared with $89.2 million in the prior year.

Merchant Acquiring net revenue was $19.8 million, an increase of 9% compared with $18.2 million in the prior year. Revenue growth in the quarter was driven mainly by an increase in transaction volumes.

Payment Processing revenue was $26.4 million, an increase of 9% compared with $24.3 million in the prior year. Revenue growth in the quarter was driven mainly by new customer additions and an increase in accounts on file within the card products business, an increase in ATH and POS network and processing transactions, and fees generated from an annual Department of Education program the Company processes in Puerto Rico.

Business Solutions revenue was $44.9 million, a decrease of 4% compared with $46.7 million in the prior year. The decrease in revenue was due almost entirely to a $2.9 million year-over-year decline in hardware and software sales in the quarter, partially offset by increased revenue from other products and services including network solutions and IT consulting.

Adjusted EBITDA. For the quarter ended June 30, 2014, Adjusted EBITDA was $45.5 million, an increase of 5% compared with $43.4 million in the prior year. The increase in Adjusted EBITDA was due mostly to revenue growth and operating leverage in our Merchant Acquiring and Payment Processing businesses. Adjusted EBITDA margin was 50.0%, an increase of 130 basis points compared with 48.7% in the prior year.

Adjusted Net Income. For the quarter ended June 30, 2014, Adjusted Net Income was $32.2 million, an increase of 11% compared with $28.9 million in the prior year. The increase in Adjusted Net Income was driven mainly by Adjusted EBITDA growth, lower levels of operating depreciation and amortization expense, and lower cash taxes. Adjusted Net Income per diluted share increased 17% to $0.41 compared with $0.35 in the prior year.

Earnings Conference Call and Audio Webcast

The Company has scheduled a conference call to discuss its second-quarter 2014 financial results today at 5:00 PM ET. Hosting the call will be Peter Harrington, President and Chief Executive Officer, and Juan José Román, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 718-5101 or (719) 325-4778 for international callers. A replay will be available at 8:00 PM ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 6668719. The replay will be available until Wednesday, August 13, 2014. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is the leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The largest merchant acquirer in the Caribbean and Central America—and one of the largest in Latin America—EVERTEC serves 19 countries in the region from its base in Puerto Rico. The Company manages a system of electronic payment networks that process more than 2.1 billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH network, one of the leading personal identification number (“PIN”) debit networks in Latin America. The Company serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit http://www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These supplemental measures of the Company’s performance are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of the Company’s liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure the Company’s overall profitability because it better reflects the Company’s cash flow generation by capturing the actual cash taxes paid rather than the Company’s tax expense as calculated under GAAP, and excludes the impact of the non-cash amortization and depreciation resulting from our 2010 merger involving an affiliate of Apollo Global management, LLC (the “Merger”). For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; the Company’s dependence on credit card associations; regulatory limitations on our activities due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contacts

Investor Contact

Luis M. Cabrera

Senior Vice President

Head of Investor Relations

(787) 773-5302

IR@evertecinc.com

Media Contact

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 773-5302

NewsMedia@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except per share data)	2014	2013	2014	2013
Revenues
Merchant acquiring, net	$19,827	$18,165	$39,118	$35,624
Payment processing	26,406	24,285	51,408	48,397
Business solutions	44,888	46,725	87,805	92,493

Total revenues	91,121	89,175	178,331	176,514

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	38,839	41,771	76,484	82,273
Selling, general and administrative expenses	10,463	12,624	18,525	21,487
Depreciation and amortization	16,390	17,842	33,004	35,417

Total operating costs and expenses	65,692	72,237	128,013	139,177

Income from operations	25,429	16,938	50,318	37,337

Non-operating (expenses) income
Interest income	79	49	154	93
Interest expense	(6,501)	(9,747)	(13,410)	(25,011)
Earnings of equity method investment	343	348	664	625
Other income (expenses):
Loss on extinguishment of debt	—	(58,464)	—	(58,464)
Termination of consulting agreement	—	(16,718)	—	(16,718)
Other income (expenses)	385	(2,353)	2,376	(2,286)

Total other income (expenses)	385	(77,535)	2,376	(77,468)

Total non-operating expenses	(5,694)	(86,885)	(10,216)	(101,761)

Income (loss) before income taxes	19,735	(69,947)	40,102	(64,424)
Income tax expense (benefit)	1,962	(5,012)	4,123	(4,961)

Net income (loss)	17,773	(64,935)	35,979	(59,463)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	794	(394)	(6,951)	1,960

Total comprehensive income (loss)	$18,567	$(65,329)	$29,028	$(57,503)

Net income (loss) per common share: (1)
Basic	$0.23	$(0.82)	$0.46	$(0.78)
Diluted	$0.22	$(0.82)	$0.45	$(0.78)
Shares used in computing net income (loss) per common share: (1)
Basic	78,410,554	78,928,780	78,393,042	75,849,551
Diluted	79,199,964	78,928,780	79,204,642	75,849,551

(1)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)	June 30, 2014	December 31, 2013
Assets
Current Assets:
Cash	$27,831	$22,485
Restricted cash	5,195	5,433
Accounts receivable, net	71,479	68,434
Deferred tax asset	2,812	2,537
Prepaid expenses and other assets	21,846	17,524

Total current assets	129,163	116,413
Investment in equity investee	11,287	10,639
Property and equipment, net	29,371	33,240
Goodwill	369,203	373,119
Other intangible assets, net	347,114	367,780
Other long-term assets	13,745	18,162

Total assets	899,883	919,353

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	29,159	26,571
Accounts payable	14,256	18,630
Unearned income	8,498	5,595
Income tax payable	1,801	259
Current portion of long-term debt	19,000	19,000
Short-term borrowings	23,000	51,200
Deferred tax liability, net	461	543

Total current liabilities	96,175	121,798
Long-term debt	656,626	665,680
Long-term deferred tax liability, net	20,702	20,212
Other long-term liabilities	251	333

Total liabilities	773,754	808,023

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 78,631,847 shares issued and outstanding at June 30, 2014 (December 31, 2013- 78,286,465)	786	783
Additional paid-in capital	82,167	80,718
Accumulated earnings	49,701	29,403
Accumulated other comprehensive (loss) income, net of tax	(6,525)	426

Total stockholders’ equity	126,129	111,330

Total liabilities and stockholders’ equity	899,883	919,353

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Six months ended June 30,
	2014	2013
Cash flows from operating activities
Net income (loss)	$35,979	$(59,463)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	33,004	35,417
Amortization of debt issue costs and premium and accretion of discount	1,538	2,369
Write-off of debt issue costs, premium and discount accounted as loss on extinguishment	—	16,555
Provision for doubtful accounts and sundry losses	1,058	826
Deferred tax benefit	(430)	(6,251)
Share-based compensation	665	5,483
Unrealized loss (gain) of indemnification assets	173	(19)
Loss on disposition of property and equipment and other intangibles	64	32
Earnings of equity method investment	(664)	(625)
Dividend received from equity method investment	326	500
(Increase) decrease in assets:
Accounts receivable, net	(2,045)	492
Prepaid expenses and other assets	(4,267)	(5,417)
Other long-term assets	1,811	(323)
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(4,120)	(3,347)
Income tax payable	1,542	(1,867)
Unearned income	2,903	1,736

Total adjustments	31,558	45,561

Net cash provided by (used in) operating activities	67,537	(13,902)

Cash flow from investing activities
Net decrease (increase) in restricted cash	238	(44)
Intangible assets acquired	(5,841)	(7,927)
Property and equipment acquired	(3,895)	(4,384)
Proceeds from sales of property and equipment	3	11

Net cash used in investing activities	(9,495)	(12,344)

Cash flows from financing activities
Proceeds from initial public offering, net of offering costs of $12,567	—	112,432
Proceeds from issuance of long-term debt	—	700,000
Statutory minimum withholding taxes paid on cashless exercises of stock options	(770)	(16,688)
Debt issuance costs	—	(12,077)
Net decrease in short-term borrowing	(27,000)	(14,000)
Repayment of short-term borrowing for purchase of equipment	(1,200)	(4,332)
Dividends paid	(15,680)	—
Tax windfall benefits on exercises of stock options	1,482	470
Issuance of common stock, net	54	28
Repayment of other financing agreement	(82)	(112)
Repayment of long-term debt	(9,500)	(745,522)

Net cash (used in) provided by financing activities	(52,696)	20,199

Net increase (decrease) in cash	5,346	(6,047)
Cash at beginning of the period	22,485	25,634

Cash at end of the period	$27,831	$19,587

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands)	2014	2013	2014	2013
Net income (loss)	$17,773	$(64,935)	$35,979	$(59,463)
Income tax expense (benefit)	1,962	(5,012)	4,123	(4,961)
Interest expense, net	6,422	9,698	13,256	24,918
Depreciation and amortization	16,390	17,842	33,004	35,417

EBITDA	42,547	(42,407)	86,362	(4,089)
Software maintenance reimbursement and other costs(1)	563	489	1,109	1,091
Equity income (2)	(17)	153	(338)	(124)
Compensation and benefits (3)	437	6,218	925	6,549
Pro forma cost reduction adjustments(4)	—	75	—	150
Transaction and other non-recurring fees (5)	1,999	59,645	2,516	61,515
Management fees (6)	—	19,261	—	20,109
Purchase accounting (7)	(6)	(3)	173	(19)

Adjusted EBITDA	45,523	43,431	90,747	85,182
Pro forma EBITDA adjustments (8)	—	(75)	—	(150)
Operating depreciation and amortization (9)	(7,281)	(8,079)	(14,764)	(15,894)
Cash interest expense, net (10)	(5,655)	(5,434)	(11,410)	(11,110)
Cash income taxes (11)	(402)	(969)	(402)	(1,666)

Adjusted Net Income	$32,185	$28,874	$64,171	$56,362

Adjusted Net income per common share: (12)
Basic	$0.41	$0.37	$0.82	$0.74
Diluted	$0.41	$0.35	$0.81	$0.70
Shares used in computing Adjusted Net Income per common share: (12)
Basic	78,410,554	78,928,780	78,393,042	75,849,551
Diluted	79,199,964	82,747,507	79,204,642	80,076,665

(1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
(2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
(3)	Predominantly represents non-cash equity based compensation expense.
(4)	Represents the pro forma effect of the expected net savings mainly in compensation and benefits from the reduction of certain employees. This pro forma amount was calculated using the net amount of actual expenses for the twelve-month period prior to their separation.
(5)	Represents fees and expenses associated with non-recurring corporate transactions, including $1.1 million of fees associated with the withdrawn senior secured notes offering in the second quarter of 2014 and refinancing and debt extinguishment of $58.6 million in the second quarter of 2013.
(6)	Represents consulting fees paid to Apollo and Popular. In connection with our initial public offering during the second quarter of 2013, our consulting agreements with Apollo and Popular were terminated.
(7)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
(8)	Represents the elimination of the pro forma benefits described in note 4 above.
(9)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
(10)	For the three and six months ended June 30, 2013, represents pro forma cash interest expense assuming EVERTEC’s April 2013 refinancing occurred on January 1, 2013, less interest income, as they appear on our consolidated statements of income (loss) and comprehensive income (loss), adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount. For the three and six months ended June 30, 2014, represents interest expense, less interest income, as they appear on our consolidated statements of income (loss) and comprehensive income (loss), adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
(11)	Represents cash taxes paid for each period presented.
(12)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

Schedule 5: Unaudited Income from Operations by Segment

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands)	2014	2013	2014	2013
Segment income from operations
Merchant acquiring, net	$8,777	$8,161	$17,181	$17,395
Payment processing	15,314	11,720	30,031	24,480
Business solutions	12,113	8,784	23,537	19,318

Total segment income from operations	36,204	28,665	70,749	61,193
Merger related depreciation and amortization and other unallocated expenses (1)	(10,775)	(11,727)	(20,431)	(23,856)

Income from operations	$25,429	$16,938	$50,318	$37,337

(1)	Predominantly represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.